UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2008, Republic Airways Holdings Inc. (the “Company”) announced that it is participating with two other creditors in providing a debtor-in-possession (DIP) financing commitment of $30 million to Frontier Airlines Holdings, Inc. and its affiliates, all of which have filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. The Company’s portion of this commitment is equal to $12.5 million. The DIP financing is subject to bankruptcy court approval and to various conditions.

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2008, the Company announced its results of operations for the quarter ended June 30, 2008. A copy of the Company's press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.56(a)	Secured Super-Priority Debtor in Possession Credit Agreement, dated as of August 4, 2008, among Frontier Airlines Holdings, Inc., Frontier Airlines, Inc., Lynx Aviation, Inc., Wells Fargo Bank Northwest, National Association and the lenders signatory thereto.

99.1	Press Release of Republic Airways Holdings Inc. issued on August 6, 2008, relating to its second quarter 2008 results.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: August 6, 2008	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer